EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Kadmon Holdings, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-213748)  and Form S-3 (No. 333-222364) of Kadmon Holdings, Inc. of our report dated March 6, 2018, relating to the consolidated financial statements which appear in the December 31, 2017 annual report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

March 6, 2018